EXHIBIT 23(b)




INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of The BFGoodrich Company on Form S-8 of our reports dated September 11, 1997, on our audit of Rohr, Inc. for the year ended July 31, 1996 appearing in the Annual Report on Form 10-K of The BFGoodrich Company for the year ended December 31, 1998.




/s/Deloitte & Touche LLP
------------------------
Deloitte & Touche LLP



San Diego, California
April 9, 1999